UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
November 13, 2023
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2023, John Wiley & Sons, Inc. (the “Company”) entered into a Membership Interest and Asset Purchase Agreement (the “Purchase Agreement”) with Academic Partnerships LLC, a Delaware limited liability company (“Academic Partnerships”), and Education Services Upper Holdings Corp., a Delaware corporation (“Upper Holdings”), pursuant to which the Company has agreed to sell its University Services business (the “Business”) to Academic Partnerships (the “Transaction”).

Under the Purchase Agreement, the purchase price for the Business, each component of which is subject to adjustment based on whether certain third-party consents are obtained, will consist of (i) $110 million (the “Base Purchase Price”), subject to customary working capital and other adjustments, (ii) up to $40 million (the “Earnout Consideration”) in the form of an earnout that may be achieved based on mutually agreed revenue targets of the Business during each of the two fiscal years in the period from May 1, 2024 through April 30, 2026, and (iii) 10% of the common units of TVG-Academic Partnerships Holdings, LLC, a Delaware limited liability company and the ultimate parent company of Academic Partnerships (“TVG-AP Holdings”), outstanding at Closing (the “Rollover Interests”). The Base Purchase Price will be payable in cash and/or in the form of a promissory note that will be issued by Upper Holdings (the “Seller Note”), with the form of consideration to be determined pursuant to the Purchase Agreement based on the availability of proceeds from any third-party debt refinancing undertaken by Academic Partnerships prior to Closing. The Earnout Consideration will also be payable in cash, subject to certain exceptions in which it will be paid by increasing the principal under the Seller Note.

The Seller Note, which, if issued, will be in substantially the form attached to the Purchase Agreement, will be unsecured and have a maturity date that is one year outside of the maturity date of Academic Partnerships’ material secured indebtedness (but in any event not to exceed 7 years following the issuance thereof). The Seller Note will bear interest at the rate of 10% per annum (increasing to 12% per annum on and after the second anniversary of issuance). Upper Holdings will be required to prepay the Seller Note upon the occurrence of certain events, including with the proceeds of incremental additional indebtedness incurred by Academic Partnerships (subject to the exceptions set forth therein).

The Purchase Agreement contains customary representations, warranties and covenants, including covenants relating to the conduct of the Business during the interim period from the date of the Purchase Agreement until the closing of the Transaction (the “Closing”). In connection with the Transaction, Academic Partnerships has purchased a buyer-side representations and warranties insurance policy, which will be its sole recourse with respect to breaches of the Company’s representations and warranties contained in the Purchase Agreement (other than in the event of Fraud (as defined therein)). The parties have also agreed to indemnify each other for losses arising from certain breaches of their respective covenants in the Purchase Agreement and for certain other liabilities.

The consummation of the Transaction is subject to customary conditions, including: (i) the expiration or termination of the waiting period applicable to the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the absence of any law or governmental order prohibiting the consummation of the Transaction, (iii) the absence of any material adverse effect with respect to the Business or Academic Partnerships; (iv) the accuracy of the parties’ respective representations and warranties in the Purchase Agreement and the Rollover Agreement (subject to certain materiality qualifiers) and the compliance by each party with its covenants; and (v) the execution and delivery of certain ancillary documents and agreements.

In connection with the execution of the Purchase Agreement, the Company and TVG-AP Holdings entered into a customary contribution and subscription agreement with respect to the Rollover Interests (the “Rollover Agreement”). In addition, at the Closing, the Company, Academic Partnerships and certain of their affiliates will enter into certain ancillary agreements, including a transition services agreement and an amended and restated limited liability company agreement of TVG-AP Holdings, which will govern the terms of the Company’s Rollover Interests.

Under the Purchase Agreement, the Company will agree for a period of three years after Closing to certain non-competition restrictions with respect to the provision of online program management services to institutions of higher education, subject to certain customary exceptions, and to customary non-solicitation restrictions for a period of thirty months.

The Purchase Agreement contains customary termination rights, including, among others, the right of either the Company or Academic Partnerships to terminate the Purchase Agreement if the Closing has not occurred on or before April 2, 2024, which date may be extended by mutual agreement.

The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and solely for the benefit of the parties to the agreement. Such representations and warranties are subject to qualifications and limitations, including disclosures made in confidential disclosure schedules, which were agreed upon by the contracting parties in connection with the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to materiality thresholds and apply a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, such representations and warranties should not be relied upon as statements of actual facts or of the condition of the Company or any other party to the Purchase Agreement.

The foregoing description of the Purchase Agreement and Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 7.01 Regulation FD.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 7.01. The parties expect to close the Transaction by early 2024, subject to the satisfaction of the conditions in the Purchase Agreement.

The information included in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not otherwise subject to liabilities under that section, and will not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

2.1    Membership Interest and Asset Purchase Agreement, dated as of November 13, 2023, by and among John Wiley & Sons, Inc., Academic Partnerships, LLC, and Education Services Upper Holdings Corp.*

104    Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Christina Van Tassell
Christina Van Tassell
Executive Vice President and Chief Financial Officer

Dated: November 14, 2023